Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR THIRD QUARTER 2010

• Third quarter 2010 revenue increased 14%;

• Third quarter 2010 operating income increased 0.4%;

• Excluding significant items, third quarter 2010 operating income increased 38%

Hoffman Estates, Ill. (November 2, 2010) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $524.2 million, and net income of $26.1 million, or $0.33 per diluted share, for the third quarter of 2010 compared to total revenue of $458.3 million and net income of $20.8 million, or $0.25 per diluted share, for the third quarter of 2009.

The operating results for the third quarter 2010 included a $40.0 million pretax charge related to the settlement of a legal matter. The operating results for the third quarter 2009 included $18.8 million of pretax performance-based compensation expense related to incentive plan outperformance.

“Our performance in the third quarter was in line with our expectations and marked a continuation of our year-over-year improvement,” said Gary E. McCullough, President and Chief Executive Officer. “While the third quarter brought intensified government and media scrutiny of our sector, I am particularly proud of the way that our company remained focused on enhancing the quality of education and student services in order to prepare students for success in their chosen careers.”

CONSOLIDATED RESULTS

Three Months Ended September 30, 2010

•	Total revenue was $524.2 million for the third quarter of 2010, a 14.4 percent increase from $458.3 million for the third quarter of 2009.

•

Operating income was $38.3 million for the third quarter of 2010, versus operating income of $38.1 million for the third quarter of 2009. The operating margin was 7.3 percent for the third quarter of 2010, compared to an operating margin of 8.3 percent for the third quarter of 2009. Excluding the impact of the significant items above, operating income for the third quarter of 2010 was $78.3 million versus operating income of $56.9 million for the third quarter of 2009; a 37.5 percent increase over the prior year quarter.

•

Bad debt expense for the three months ended September 30, 2010 and 2009 was $31.9 million and $14.2 million, respectively. The higher level of bad debt expense is a result of increases made to the reserve rates associated with the Company’s student extended payment plans.

•

Income from continuing operations for each three–month period ended September 30, 2010 and 2009 was $26.9 million, or $0.34 and $0.32 per diluted share for the three months ended September 30, 2010 and 2009, respectively. Excluding the impact of the significant items above, income from continuing operations for the three months ended September 30, 2010 was $52.9 million, or $0.66 per diluted share versus $39.1 million, or $0.47 per diluted share for the three months ended September 30, 2009.

Nine Months Ended September 30, 2010

•	Total revenue was $1,581.8 million for the nine months ended September 30, 2010, compared to $1,328.8 million for the nine months ended September 30, 2009.

CEC ANNOUNCES 3Q10 RESULTS …PG 2

•

Operating income increased to $221.8 million for the nine months ended September 30, 2010, from $126.5 million for the nine months ended September 30, 2009. The operating margin increased to 14.0 percent for the nine months ended September 30, 2010, from 9.5 percent for the nine months ended September 30, 2009. Operating income for the nine months ended September 30, 2010 included a $40.0 million pretax charge related to the settlement of a legal matter. In addition, increases made to the reserve rates associated with the Company’s student extended payment plans contributed to a $38.7 million increase in bad debt expense for the nine months ended September 30, 2010 as compared to the prior year. Operating income for the nine months ended September 30, 2009 included an additional $25.3 million pretax charge for performance-based compensation expense related to incentive plan outperformance.

•

Income from continuing operations for the nine months ended September 30, 2010, was $148.0 million, or $1.82 per diluted share, compared to $84.3 million, or $0.97 per diluted share, for the nine months ended September 30, 2009.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•

Cash provided by operating activities was $217.5 million for the nine months ended September 30, 2010, compared to cash provided by operating activities of $217.4 million for the nine months ended September 30, 2009. Operating cash flows remained relatively constant as compared to the prior year as strong cash flow driven by increased net income was offset by payment of prior year annual incentive compensation, lease payments attributable to our discontinued operations and the impact of student receivables growth and related payment performance.

•

Capital expenditures increased to $81.9 million for the nine months ended September 30, 2010, from $50.3 million for the nine months ended September 30, 2009. Capital expenditures increased to 5.2 percent of total revenue for the nine months ended September 30, 2010 as compared to 3.8 percent for the nine months ended September 30, 2009 as a result of investments made in start-up campuses and the Company’s campus support center.

Financial Position

•	As of September 30, 2010 and December 31, 2009, cash and cash equivalents and short-term investments totaled $442.5 million and $484.9 million, respectively.

•	Days sales outstanding (DSO) were 15 days as of September 30, 2010, compared to 16 days as of September 30, 2009.

Stock Repurchase Program

During the nine months ended September 30, 2010, the Company repurchased approximately 5.4 million shares of its common stock for approximately $154.9 million at an average price of $28.56 per share. The Company did not repurchase shares of its common stock during the third quarter 2010.

As of September 30, 2010, approximately $290.5 million was available under the Company’s authorized stock repurchase program to repurchase outstanding shares of its common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on various factors, including market conditions and corporate and regulatory requirements.

CEC ANNOUNCES 3Q10 RESULTS …PG 3

STUDENT POPULATION AND NEW STUDENT STARTS

Student Population

Total student population by reportable segment as of September 30, 2010 and 2009, was as follows:

	As of September 30,		% Change 2010 vs. 2009
	2010	2009
Student Population
University	63,500	56,400	13%
Health Education	31,100	25,000	24%
Culinary Arts	16,300	13,600	20%
International	7,300	7,000	4%
Transitional Schools	5	100	NM

Total Student Population	118,205	102,100	16%

New Student Starts

New student starts by reportable segment during the third quarter of 2010 and 2009, were as follows:

	For the Three Months Ended September 30,		% Change 2010 vs. 2009
	2010	2009
New Student Starts
University	19,070	18,350	4%
Health Education	9,440	8,000	18%
Culinary Arts	7,360	7,100	4%
International	4,130	4,200	-2%
Transitional Schools	—	—	N/A

Total New Student Starts	40,000	37,650	6%

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Wednesday, November 3, 2010 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 27994422. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 27994422.

CEC ANNOUNCES 3Q10 RESULTS …PG 4

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of more than 118,000 students across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States and in France, Italy, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Istituto Marangoni; Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, cash flows, performance, business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: availability of Title IV and other student financial aid or loans for our students; Congress’ willingness or ability to maintain or increase funding for Title IV programs; the impacts of the U.S. Department of Education’s new and pending regulations addressing certain aspects of administration of Title IV federal financial aid programs (including among other matters, gainful employment, certain compensation related to recruiting and admission of students, more stringent state approval criteria that may affect current state approval and licensing processes applicable to postsecondary education institutions and distance learning programs) on our business practices, costs of compliance and of developing and implementing changes in operations, student recruitment or enrollment, and program offerings that may have significant or material effects on our operations, business and profitability; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school or with directly providing extended payment plans to our students; increased competition; the effectiveness of our regulatory compliance efforts; impairment of goodwill and other intangible assets as we continue to redefine the company and manage our brands and marketing to improve effectiveness and reduce costs; charges and expenses associated with exiting excess facility space; our ability to comply with accrediting agency requirements or obtain accrediting agency approvals for existing or new programs; the outcome of any reviews and audits conducted by accrediting, state and federal agencies; our dependence on information technology systems; our ownership or use of intellectual property; costs and impacts of regulatory, legal and administrative actions, proceedings and investigations, governmental regulations, and class action and other lawsuits; our ability to manage and continue growth; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the most recent fiscal quarters, and from time to time in our current reports filed with the Securities and Exchange Commission.

###

CEC ANNOUNCES 3Q10 RESULTS …PG 5

CONTACT

Investors:	Jason Friesen Senior Vice President of Finance, Investor Relations and Treasurer (847) 585-3899

Media:	Jeff Leshay Senior Vice President, Public Relations (847) 585-2005

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$283,515	$284,473
Short-term investments	158,988	200,379

Total cash and cash equivalents and short-term investments	442,503	484,852

Student receivables, net	64,366	57,823
Receivables, other, net	5,514	5,256
Prepaid expenses	43,561	41,090
Inventories	11,078	11,271
Deferred income tax assets, net	12,983	12,983
Other current assets	7,810	9,442
Assets of discontinued operations	5,297	6,118

Total current assets	593,112	628,835

NON-CURRENT ASSETS:
Property and equipment, net	335,836	306,279
Goodwill	383,821	377,515
Intangible assets, net	182,351	178,520
Student receivables, net	14,426	21,455
Deferred income tax assets, net	3,984	3,659
Other assets, net	36,099	23,178
Assets of discontinued operations	23,491	24,401

TOTAL ASSETS	$1,573,120	$1,563,842

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of capital lease obligations	$784	$880
Accounts payable	47,613	51,108
Accrued expenses:
Payroll and related benefits	62,571	88,439
Advertising and production costs	25,186	21,436
Income taxes	1,206	17,849
Earnout payments	17,061	18,009
Other	92,391	46,182
Deferred tuition revenue	210,618	184,411
Liabilities of discontinued operations	19,371	13,695

Total current liabilities	476,801	442,009

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	1,336	2,262
Deferred rent obligations	105,011	91,725
Earnout payments	11,898	23,680
Other liabilities	13,140	19,124
Liabilities of discontinued operations	43,464	62,997

Total non-current liabilities	174,849	199,788

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	160	521

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	964	954
Additional paid-in capital	262,040	244,992
Accumulated other comprehensive income	2,356	8,408
Retained earnings	1,035,090	889,057
Cost of shares in treasury	(379,140)	(221,887)

Total stockholders’ equity	921,310	921,524

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,573,120	$1,563,842

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Three Months Ended September 30, (1)
	2010	% of Revenue	2009	% of Revenue
REVENUE:
Tuition and registration fees	$497,172	94.8%	$434,932	94.9%
Other	27,034	5.2%	23,359	5.1%

Total revenue	524,206		458,291

OPERATING EXPENSES:
Educational services and facilities	159,104	30.4%	149,822	32.7%
General and administrative	308,627	58.9%	251,935	55.0%
Depreciation and amortization	17,843	3.4%	15,908	3.5%
Goodwill and asset impairment	354	0.1%	2,500	0.5%

Total operating expenses	485,928	92.7%	420,165	91.7%

Operating income	38,278	7.3%	38,126	8.3%

OTHER INCOME:
Interest income	189	0.0%	326	0.1%
Interest expense	(30)	0.0%	(10)	0.0%
Miscellaneous income	760	0.1%	62	0.0%

Total other income	919	0.2%	378	0.1%

PRETAX INCOME	39,197	7.5%	38,504	8.4%
Provision for income taxes	12,304	2.3%	11,626	2.5%

INCOME FROM CONTINUING OPERATIONS	26,893	5.1%	26,878	5.9%

Loss from discontinued operations, net of tax	(762)	-0.1%	(6,086)	-1.3%

NET INCOME	$26,131	5.0%	$20,792	4.5%

NET INCOME (LOSS) PER SHARE – DILUTED:
Income from continuing operations	$0.34		$0.32
Loss from discontinued operations	(0.01)		(0.07)

Net income per share	$0.33		$0.25

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	79,819		83,669

(1)	Prior period financial results have been reclassified for those campuses previously taught out or sold. They are now reflected as a component of Discontinued Operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Nine Months Ended September 30, (1)
	2010	% of Revenue	2009	% of Revenue
REVENUE:
Tuition and registration fees	$1,516,181	95.9%	$1,271,207	95.7%
Other	65,579	4.1%	57,620	4.3%

Total revenue	1,581,760		1,328,827

OPERATING EXPENSES:
Educational services and facilities	477,419	30.2%	444,899	33.5%
General and administrative	830,421	52.5%	706,566	53.2%
Depreciation and amortization	51,813	3.3%	48,399	3.6%
Goodwill and asset impairment	354	0.0%	2,500	0.2%

Total operating expenses	1,360,007	86.0%	1,202,364	90.5%

Operating income	221,753	14.0%	126,463	9.5%

OTHER INCOME:
Interest income	689	0.0%	1,968	0.2%
Interest expense	(75)	0.0%	(32)	0.0%
Miscellaneous expense	(506)	0.0%	(704)	-0.1%

Total other income	108	0.0%	1,232	0.1%

PRETAX INCOME	221,861	14.0%	127,695	9.6%
Provision for income taxes	73,842	4.7%	43,351	3.3%

INCOME FROM CONTINUING OPERATIONS	148,019	9.4%	84,344	6.3%

Loss from discontinued operations, net of tax	(2,348)	-0.1%	(33,805)	-2.5%

NET INCOME	$145,671	9.2%	$50,539	3.8%

NET INCOME (LOSS) PER SHARE – DILUTED:
Income from continuing operations	$1.82		$0.97
Loss from discontinued operations	(0.03)		(0.39)

Net income per share	$1.79		$0.58

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	81,195		87,071

(1)	Prior period financial results have been reclassified for those campuses previously taught out or sold. They are now reflected as a component of Discontinued Operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Nine Months Ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$145,671	$50,539
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and asset impairment	354	2,500
Depreciation and amortization expense	51,813	50,038
Bad debt expense	77,374	38,927
Compensation expense related to share-based awards	14,390	12,313
Loss on disposition of property and equipment	546	1,196
Changes in operating assets and liabilities	(72,633)	61,883

Net cash provided by operating activities	217,515	217,396

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(229,771)	(464,163)
Sales of available-for-sale investments	271,035	502,383
Purchases of property and equipment	(81,944)	(50,329)
Acquisition of the rights to the Le Cordon Bleu brand	(12,729)	(25,000)
Business acquisition, net of acquired cash	(6,194)	—
Other	81	(370)

Net cash used in investing activities	(59,522)	(37,479)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(154,913)	(181,126)
Issuance of common stock	2,453	2,166
Tax benefit associated with stock option exercises	216	194
Payment of assumed loans upon business acquisition	(4,279)	—
(Payments)/borrowings of capital lease obligations & other long term debt	(2,085)	1,214

Net cash used in financing activities	(158,608)	(177,552)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(942)	888

NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(1,557)	3,253
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	599	2,004
Less: Cash balance of discontinued operations, end of the period	—	987
CASH AND CASH EQUIVALENTS, beginning of the period	284,473	242,854

CASH AND CASH EQUIVALENTS, end of the period	$283,515	$247,124

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended September 30, (1)
	2010	2009
REVENUE:
University (2)	$290,512	$260,167
Health Education (2)	110,421	90,718
Culinary Arts	108,305	91,654
International	15,061	15,333
Transitional Schools	63	565

Subtotal	524,362	458,437
Corporate and Other	(156)	(146)

Total revenue	$524,206	$458,291

OPERATING INCOME (LOSS): (3)
University (2) (4)	$64,824	$45,421
Health Education (2)	12,820	9,030
Culinary Arts (5)	(23,867)	6,793
International	(6,740)	(4,498)
Transitional Schools	(1,287)	(1,187)

Subtotal	45,750	55,559
Corporate and Other (6)	(7,472)	(17,433)

Total operating income	$38,278	$38,126

OPERATING MARGIN (LOSS):
University	22.3%	17.5%
Health Education	11.6%	10.0%
Culinary Arts	-22.0%	7.4%
International	-44.8%	-29.3%
Transitional Schools	NM	NM

(1)	Prior period financial results have been reclassified for those campuses previously taught out or sold. They are now reflected as a component of Discontinued Operations.

(2)	Prior period financial results have been reclassified to account for the realignment of our International Academy of Design and Technology (IADT) schools, Harrington College of Design, Collins College and Brooks Institute into the University SBU. Briarcliffe College and Brown College shifted into the Health Education SBU.

(3)	Prior period financial results have been revised to account for a change in the allocation of shared service costs. Previously, shared service costs were allocated to our SBUs as a percentage of revenue. Improved data and analytical capabilities have allowed us to now allocate shared service costs based upon usage and consumption factors.

(4)	During the third quarter 2010, University recorded $7.3 million of legal expense related to the settlements of legal matters.

(5)	During the third quarter 2010, Culinary Arts recorded a $40.0 million charge related to the settlement of a legal matter, and $7.3 million of additional bad debt expense for increases in reserve rates related to our student extended payment plans.

(6)	Corporate and Other costs decreased primarily due to the prior year including additional performance-based compensation expense related to incentive plan outperformance of $7.3 million for the prior year quarter.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollars in thousands)

	For the Nine Months Ended September 30, (1)
	2010	2009
REVENUE:
University (2)	$878,283	$749,185
Health Education (2)	322,256	260,205
Culinary Arts	293,881	241,178
International	87,378	76,119
Transitional Schools	452	2,485

Subtotal	1,582,250	1,329,172
Corporate and Other	(490)	(345)

Total revenue	$1,581,760	$1,328,827

OPERATING INCOME (LOSS): (3)
University (2) (4)	$212,995	$133,789
Health Education (2)	35,434	26,052
Culinary Arts (5)	(3,267)	2,545
International	9,689	9,950
Transitional Schools	(4,135)	(3,853)

Subtotal	250,716	168,483
Corporate and Other (6)	(28,963)	(42,020)

Total operating income	$221,753	$126,463

OPERATING MARGIN (LOSS):
University	24.3%	17.9%
Health Education	11.0%	10.0%
Culinary Arts	-1.1%	1.1%
International	11.1%	13.1%
Transitional Schools	NM	NM

(1)	Prior period financial results have been reclassified for those campuses previously taught out or sold. They are now reflected as a component of Discontinued Operations.

(2)	Prior period financial results have been reclassified to account for the realignment of our International Academy of Design and Technology (IADT) schools, Harrington College of Design, Collins College and Brooks Institute into the University SBU. Briarcliffe College and Brown College shifted into the Health Education SBU.

(3)	Prior period financial results have been revised to account for a change in the allocation of shared service costs. Previously, shared service costs were allocated to our SBUs as a percentage of revenue. Improved data and analytical capabilities have allowed us to now allocate shared service costs based upon usage and consumption factors.

(4)	During the third quarter 2010, University recorded $7.3 million of legal expense related to the settlements of legal matters.

(5)	During the third quarter 2010, Culinary Arts recorded a $40.0 million charge related to the settlement of a legal matter. For the first and third quarters 2010, Culinary Arts recorded $3.2 million and $7.3 million, respectively, of additional bad debt expense for increases in reserve rates related to our student extended payment plans.

(6)	Corporate and Other costs decreased primarily due to the prior year including additional performance-based compensation expense related to incentive plan outperformance of $9.7 million for the prior year to date.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED UNIVERSITY SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended September 30, (1)		For the Nine Months Ended September 30, (1)
	2010	2009	2010	2009
REVENUE:
AIU	$113,119	$107,184	$349,934	$309,276
CTU	116,311	92,848	342,079	263,100
Art & Design	61,082	60,135	186,270	176,809

Total University	$290,512	$260,167	$878,283	$749,185

OPERATING INCOME: (2)
AIU	$23,252	$23,716	$96,054	$69,525
CTU	32,414	15,556	94,278	48,536
Art & Design	9,158	6,149	22,663	15,728

Total University	$64,824	$45,421	$212,995	$133,789

OPERATING MARGIN:
AIU	20.6%	22.1%	27.4%	22.5%
CTU	27.9%	16.8%	27.6%	18.4%
Art & Design	15.0%	10.2%	12.2%	8.9%
Total University	22.3%	17.5%	24.3%	17.9%

	As of September 30,
STUDENT POPULATION:	2010	2009
AIU	21,000	19,500
CTU	29,900	24,500
Art & Design	12,600	12,400

Total University	63,500	56,400

	For the Three Months Ended September 30,
NEW STUDENT STARTS:	2010	2009
AIU	6,760	6,530
CTU	9,180	8,760
Art & Design	3,130	3,060

Total University	19,070	18,350

(1)	Prior period results have been reclassified to account for the realignment of our International Academy of Design and Technology (IADT) schools, Harrington College of Design, Collins College and Brooks Institute into the University SBU. Briarcliffe College and Brown College shifted into the Health Education SBU.

(2)	During the third quarter 2010, University recorded $7.3 million of legal expense related to the settlements of legal matters.